                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into by and between Dailey International Inc., a Delaware corporation ("EMPLOYER"), and John Beard ("EMPLOYEE") on this 1st day of July, 1998.

                              W I T N E S S E T H :

         WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer upon the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                          TERM AND NATURE OF EMPLOYMENT

         1.1 TERM OF EMPLOYMENT. Subject to the terms and conditions of this Agreement, Employer hereby employs Employee and Employee hereby accepts employment with Employer for a term beginning on the date shown above through and including June 30, 2000 (the "INITIAL TERM"), unless this Agreement and Employee's employment hereunder are sooner terminated pursuant to Article 5. Upon expiration of the Initial Term, this Agreement shall remain in full force and effect in a series of automatic renewals in increments of one consecutive year (each such year term a "RENEWAL TERM") until this Agreement and Employee's employment hereunder are terminated in accordance with Article 5. The Initial Term together with each Renewal Term shall hereinafter be referred to collectively as the "EMPLOYMENT PERIOD."

         1.2 PRINCIPAL DUTIES. Employee's employment hereunder shall be in the capacity of Director, Internal Audit. In such capacity, Employee shall perform the duties for which he currently is responsible as an employee of Employer and/or any duties set forth in any job description provided by Employer. In addition, Employee shall perform other duties as may from time to time be prescribed by Employer's more senior management. Employee shall perform his duties hereunder in accordance with any lawful instructions, rules, regulations or policies made or adopted by Employer's Board of Directors or more senior management, including those applicable to Employer's employees generally. During the Employment Period, Employee shall devote his full time, and best efforts and skills to the business and interests of Employer during Employer's normal working hours, do his utmost to further enhance and develop Employer's best interests and welfare, and endeavor to improve his ability and knowledge of Employer's business, particularly as it relates to his duties hereunder, in an effort to increase the value of his services for the mutual benefit of the parties hereto. At all times during the term of this Agreement, Employee shall project a positive and professional image on behalf of Employer.

         1.3 ACCOUNTING AND FIDELITY BOND. Employee shall truthfully and accurately make, maintain and preserve all records and reports that Employer may from time to time request or require. Employee shall fully account for all money, records, goods, wares and merchandise or other property belonging to Employer


Beard/Employment Agreement
Page 1
or its "AFFILIATES" (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of which he may have custody and will pay over and deliver the same promptly whenever and however he may be directed to do so. Employee also shall make available to Employer any and all information of which he has knowledge that is relevant to Employer's business, and will make all suggestions and recommendations which he feels will be of benefit to Employer. Employee shall, upon Employer's written request, furnish all information and take any other steps necessary to enable Employer to obtain a fidelity bond conditioned on the rendering of a true account by Employee of all moneys, goods or other property which may come into the custody, charge or possession of Employee during the Employment Period. The surety company issuing the bond and the amount of the bond must be acceptable to Employer in its sole discretion. Employer shall pay all premiums on any such bond.

         1.4 EMPLOYEE DISHONESTY. If at any time Employee becomes aware or believes that any other employee of the Employer is or appears to be (i) removing or using the property or funds of Employer or its Affiliates for the benefit of anyone other than Employer or its Affiliates, or (ii) providing Confidential Information (as defined in Section 3.2) to any person not authorized by Employer to receive such Confidential Information (any such employee described in (i) or (ii) being referred to as a "DISHONEST EMPLOYEE"), Employee shall immediately communicate his knowledge or belief as to such matters to Employer's Board of Directors.

         1.5 ADDITIONAL DUTIES OF EMPLOYEE. The obligations of Employee expressed in this Agreement shall be in addition to any obligations imposed upon Employee as an employee or officer of Employer or its Affiliates by Employer's Policies and Procedures, as amended, the law of the State of Texas applicable to employees, the General Corporation Law of the State of Delaware applicable to corporate officers, or federal law which limit the activities of an employee or corporate officer to those which will not threaten, impair or usurp the goodwill, trade secrets, intellectual property, business opportunities, and business relations of his employer. Employee shall comply with the Securities Act of 1933 and the Securities Exchange Act of 1934 to the extent such laws apply.

         1.6 PLACE OF PERFORMANCE. Employee shall perform his duties hereunder at the offices of Employer where the Employee is presently located, or at such other place where Employer's offices subsequently may be located, or at any other place as may be agreed in writing between Employer and Employee in order to enable Employee to discharge his duties hereunder.

         1.7 EMPLOYEE REPRESENTATIONS. Employee represents and warrants that the execution and performance of this Agreement will not breach any contract or other obligation of Employee including, but not limited to, non-disclosure obligations, confidentiality agreements, non-compete agreements or other obligations of Employee and Employee knows of no circumstances which would prevent his performance hereunder.

                                    ARTICLE 2
                                  COMPENSATION

         For and in consideration of the performance by Employee of the services, terms, conditions, covenants and agreements contained in this Agreement, Employer shall pay to Employee at the times, in the amounts and in the manner herein provided, the following:


Beard/Employment Agreement
Page 2

         2.1 BASE COMPENSATION. As the principal consideration for the services to be performed by Employee hereunder during the Employment Period, Employee shall be entitled to receive as base compensation from Employer a salary of not less than Seven Thousand Five Hundred Dollars ($7,500) per month (the "BASE SALARY"), which shall be prorated for any partial employment period and payable in the manner and on the timetable in which Employer's payroll is customarily handled, or at such more frequent intervals as Employer and Employee may hereafter agree to from time to time. No overtime compensation shall be payable under this Agreement. Employer's senior management shall review Employee's performance at least annually and shall make any adjustments to Employee's compensation which it deems, in its sole discretion, appropriate, provided that at no time during the Employment Period shall Employee's compensation be adjusted to an amount below the Base Salary. Employer shall be entitled to withhold from all amounts of compensation payable under this Article 2 such amounts on account of payroll taxes and similar matters as are required by any applicable law, rule, or regulation of any appropriate governmental authority. Such compensation shall continue to be paid during any period of physical or mental incapacity unless and until Employee's employment is terminated as herein provided.

         2.2 BONUSES, BENEFITS AND REIMBURSEMENTS. In addition to the Base Salary described above, Employer shall provide Employee with the following during the Employment Period:

                  (a) any bonus if, when and based upon or subject to such terms and conditions as Employer's Board of Directors or more senior management, in its sole and absolute discretion, may determine;

                  (b) participation in any present or future disability, medical, health, dental, insurance, pension, profit-sharing, thrift, retirement, investment, and stock appreciation plans, and any other benefit, bonus or compensation plans on the same terms generally available to all of Employer's employees generally or its operating officers in particular;

                  (c) payment or reimbursement, as the case may be, of reasonable business expenses (within limits that may be established by Employer's Board of Directors) incurred in connection with the performance of his duties hereunder, such expense payment or reimbursement being subject to, and made in accordance with Employer's policies and procedures on employee expense payment or reimbursement in effect from time to time; and

                  (d) a monthly automobile allowance in accordance with Employer's policies and procedures as amended from time to time.

         2.3 VACATION. During the Employment Period, Employee shall accrue paid vacation time in such amounts and at such times as determined by Employer's vacation policy as adopted by Employer's Board of Directors, in its sole discretion. If such vacation time is not taken by Employee during the term of this Agreement for good cause, Employer shall pay the amount of Base Salary equal to the vacation time not taken as compensation payable in lieu thereof.


                                    ARTICLE 3
                    CONFIDENTIAL INFORMATION; PROPERTY RIGHTS

         3.1 NON-DISCLOSURE OBLIGATION OF EMPLOYEE. For purposes of this Article 3, all references to Employer shall mean and include its Affiliates (as defined in Section 1.3). Employee hereby acknowledges,


Beard/Employment Agreement
Page 3
understands and agrees that whether developed by Employee or others employed by or in any way associated with Employee or Employer, all Confidential Information, as defined in Section 3.2, is the exclusive and confidential property of Employer and shall be at all times regarded, treated and protected as such in accordance with this Agreement. Employee acknowledges that all such Confidential Information is in the nature of a trade secret. Failure to mark any writing confidential shall not affect the confidential nature of such writing or the information contained therein.

         3.2 DEFINITION OF CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" shall mean information, whether or not originated by Employee, which is used in Employer's business and (1) is proprietary to, about or created by Employer; (2) gives Employer some competitive business advantage or the opportunity of obtaining such advantage, or the disclosure of which could be detrimental to the interests of Employer; (3) is designated as Confidential Information by Employer, known by the Employee to be considered confidential by Employer, or from all the relevant circumstances considered confidential by Employer, or from all the relevant circumstances should reasonably be assumed by Employee to be confidential and proprietary to Employer; or (4) is not generally known by non-Employer personnel. Such Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

                  (a) Work product resulting from or related to work or projects performed or to be performed for Employer or for clients of Employer, including but not limited to data bases, draft and other non-public written documents, the interim and final lines of inquiry, hypotheses, research and conclusions related thereto and the methods, processes, procedures, analyses, techniques and audits used in connection therewith;

                  (b) Computer software of any type or form in any stage of actual or anticipated research and development, including but not limited to programs and program modules, routines and subroutines, processes, algorithms, design concepts, design specifications (design notes, annotations, documentation, flowcharts, coding sheets, and the like), source codes, object codes and load modules, programming, program patches and system designs;

                  (c) Information relating to Employer's proprietary rights prior to any public disclosure thereof, including but not limited to the nature of the proprietary rights, production data, technical and engineering data, test data and test results, the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including, without limitation, patents, copyrights and trade secrets);

                  (d) Internal Employer personnel and financial information, vendor names and other vendor information (including vendor characteristics, services and agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting Employer's business;

                  (e) Marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of Employer which have been or are being discussed;


Beard/Employment Agreement
Page 4

                  (f) Names of customers and their representatives, contracts and their contents and parties, customer services, and the type, quantity, specifications and contents of products and services purchased, leased, licensed or received by customers of Employer;

                  (g) Information provided to Employer by any actual or potential customer, government agency, or other third party (including businesses, consultants and other entities and individuals); and

                  (h) Contracts with, or developed by Employer for use with, agents of Employer, including, without limitation, the terms and conditions thereof.

         3.3 EXCLUSIONS FROM CONFIDENTIAL INFORMATION. "CONFIDENTIAL INFORMATION" shall not include information publicly known other than as a result of a disclosure by Employee in breach of Section 3.1, and the general skills and experience gained during Employee's work with Employer which Employee could reasonably have been expected to acquire in similar work with another company. The phrase "PUBLICLY KNOWN" shall mean readily accessible to the public in a written publication, shall not include information which is only available by a substantial searching of the published literature or information the substance of which must be pieced together from a number of different publications and sources. The burden of proving that information or skills and experience are not Confidential Information shall be on the party asserting such exclusion.

         3.4 COVENANTS OF EMPLOYEE. As a consequence of Employee's acquisition or anticipated acquisition of Confidential Information, Employee will occupy a position of trust and confidence with respect to Employer's affairs and business. In view of the foregoing and of the consideration to be provided to Employee, Employee agrees that it is reasonable and necessary that Employee make the following covenants:

         (a) At any time during or after the termination of the Employment Period, Employee will not disclose Confidential Information to any person or entity, either inside or outside of Employer, other than as necessary in carrying out duties on behalf of Employer, without obtaining Employer's prior written consent (unless such disclosure is compelled pursuant to court order or subpoena, and at which time Employee gives notice of such proceedings to Employer), and Employee will take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information. This prohibition against Employee's disclosure of Confidential Information includes, but is not limited to, disclosing the fact that any similarity exists between the Confidential Information and information independently developed by another person or entity, and Employee understands that such similarity does not excuse Employee from abiding by his covenants or other obligations under this Agreement.

         (b) At any time during or after the termination of the Employment Period, Employee will not use, copy or transfer Confidential Information other than as necessary in carrying out his duties on behalf of Employer, without first obtaining Employer's prior written consent, and will take all reasonable precautions to prevent inadvertent use, copying or transfer of such


Beard/Employment Agreement

                  Confidential Information. This prohibition against Employee's use, copying, or transfer of Confidential Information includes, but is not limited to, selling, licensing or otherwise exploiting, directly or indirectly, any products or services (including data bases, written documents and software in any form) which embody or are derived from Confidential Information, or exercising judgment in performing analyses based upon knowledge of Confidential Information.

         3.5 RETURN OF CONFIDENTIAL MATERIAL. Employee shall turn over to Employer all originals and copies of materials containing Confidential Information in the Employee's possession, custody, or control upon request or upon termination of the Employee's employment with Employer. Employee agrees to attend a termination interview with the Executive Compensation Committee of Employer's Board of Directors to confirm turnover of such materials and to discuss any questions the undersigned may have about his continuing obligations under this Agreement.

         3.6 INVENTIONS. Any and all inventions, products, discoveries, improvements, copyrightable works, trademarks, service marks, ideas, processes, formulae, methods, designs, techniques or trade secrets (collectively hereinafter referred to as "INVENTIONS") made, developed, conceived or resulting from work performed by Employee (alone or in conjunction with others, during regular hours of work or otherwise) while he is employed by Employer and which may be directly or indirectly useful in, or related to, the business of Employer (including, without limitation, research and development activities of Employer), or which are made using any equipment, facilities, Confidential Information, materials, labor, money, time or other resources of Employer, shall be promptly disclosed by Employee to Employer's Board of Directors, shall be deemed Confidential Information for purposes of this Agreement, and shall be Employer's exclusive property. Employee shall, upon Employer's request, execute any documents and perform all such acts and things which are necessary or advisable in the opinion of Employer to cause issuance of patents to, or otherwise obtain recorded protection of right to intellectual property for, Employer with respect to Inventions that are to be Employer's exclusive property under this Section 3.6, or to transfer to and vest in Employer full and exclusive right, title and interest in and to such Inventions; provided, however, that the expense of securing any such protection of right to Inventions shall be borne by Employer. In addition, Employee shall, at Employer's expense, assist Employer in any proper manner in enforcing any Inventions which are to be or become Employer's exclusive property hereunder against infringement by others. Employee shall keep confidential and will hold for Employer's sole use and benefit any Invention that is to be Employer's exclusive property under this
Section 3.6 for which full recorded protection of right has not been or cannot be obtained.

                                    ARTICLE 4
                    COVENANT NOT TO COMPETE; NON-INTERFERENCE

         4.1 PROHIBITED EMPLOYEE ACTIVITIES. Employee agrees that except in the ordinary course of his employment hereunder during the Employment Period, Employee shall not during the Employment Period and for a period of six (6) months thereafter (all references to Employer shall mean and include its Affiliates as defined in Section 1.3):

                  (a) directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, or render services or advice to, any Competing Business (as defined below) provided, however, that the Employee may


Beard/Employment Agreement
                           invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                  (b) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, solicit, divert or take away, any customers or clients of Employer; or

                  (c) directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity, either (i) hire, attempt to hire, contact or solicit with respect to hiring any employee of Employer, (ii) induce or otherwise counsel, advise or encourage any employee of Employer to leave the employment of Employer, or (iii) induce any distributor, representative or agent of Employer to terminate or modify its relationship with Employer.

"COMPETING BUSINESS" shall mean any individual, business, firm, company, partnership joint venture, organization, or other entity whose products or services compete, in whole or in part, at any time during the Employment Period with the products or services of Employer or its Affiliates in any domestic or international market area.

         4.2 ESSENTIAL NATURE OF ARTICLE 4. It is acknowledged, understood and agreed by and between the parties hereto that the covenants made by Employee in
Section 4.1 are an essential part of the Employer's consideration for entering into this Agreement and that, but for the agreement of the Employee to comply with such covenants, Employer would not have entered into this Agreement.

         4.3 NECESSITY AND REASONABLENESS OF ARTICLE 4. Employee hereby specifically acknowledges and agrees that:

                  (a) Employer has expended and will continue to expend substantial time, money and effort in developing (i) its business in which the designs, plans, manuals and specifications are valuable trade secrets, and (ii) a valuable list of customers and agents, and information about their technical problems and needs, purchasing habits, idiosyncracies and internal purchasing procedures;

                  (b) Employee will, in the course of his Employment, be personally entrusted with and exposed to the trade secrets of Employer;

                  (c) Employer, during the term of this Agreement and after its termination, will be engaged in its highly competitive business in which many firms, including Employer, compete;


Beard/Employment Agreement

                  (d) A substantial portion of Employer's business is conducted outside the United States;

                  (e) Employer, pursuant to acquiring certain patents, technology and associated trade secrets and know-how, will further develop its worldwide business;

                  (f) Employee could, after having access to Employer's financial records, contracts, patents, technology and associated trade secrets and know-how, perform his obligations under this Agreement, and after receiving further training by and experience with Employer, and after reviewing Employer's trade secrets, become a competitor;

                  (g) Employer will suffer great loss and irreparable harm if Employee terminates his employment and enters directly or indirectly, into competition with Employer;

                  (h)      the temporal and other restrictions contained in this
                           Article 4 are in all respects reasonable and necessary to protect the business goodwill, trade secrets, prospects and other business interests of Employer;

                  (i) the enforcement of this Agreement in general, and of this Article 4 in particular, will not work an undue or unfair hardship on Employee or otherwise be oppressive to him, it being specifically acknowledged and agreed by Employee that he has activities and other business interests and opportunities which will provide him adequate means of support if the provisions of this Article 4 are enforced after termination of his employment with Employer; and

                  (j) the enforcement of this Agreement in general, and of this Article 4 in particular, will neither deprive the public of needed goods or services nor otherwise be injurious to the public.

         4.4 JUDICIAL MODIFICATION. Employee agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Article 4 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Article 4 shall remain in full force and effect. Employee further agrees that if a court of competent jurisdiction determines that any provision of this Article 4 is invalid or against public policy, the remaining provisions of this Article 4 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

         4.5 SURVIVAL OF COVENANTS. The covenants and agreements of Employee set forth in this Article 4 are of a continuing nature and shall survive the expiration, termination or cancellation of the remainder of this Agreement regardless of the reason for such therefor and shall survive the termination, if any, of the Employee's employment.


Beard/Employment Agreement

                                    ARTICLE 5
                                   TERMINATION

         5.1      EMPLOYER TERMINATION

                  (a) Notwithstanding any other provision of this Agreement, at any time during the Employment Period, including, without limitation, the Initial Term, this Agreement and Employee's employment hereunder shall terminate upon his death, and Employer shall have the right, in its sole and absolute discretion, to terminate this Agreement and Employee's employment hereunder at any time by giving him written notice of such termination (i) for "Cause" (as defined below),
                           (ii) if Employee shall fail to qualify for the fidelity bond described in Section 1.3 within sixty
                           (60) days from the date of the Employer's written request thereunder, or (iii) if Employee shall suffer a Disability (as defined below).

                  (b)      "CAUSE" shall mean any of the following events:

                           (1) Employee's conviction or the entry of a plea of guilty or nolo contendere or equivalent plea in a court of competent jurisdiction of any crime or offense involving moral turpitude or any felony;

                           (2) Employee's commission of an act of fraud upon Employer or any of its Affiliates;

                           (3) Employee's willful misappropriation of funds or property of Employer or any of its Affiliates;

                           (4) Employee's engagement, without prior approval by resolution of Employer's Board of Directors or more senior management, in any conflict of interest with Employer or any of its Affiliates, or which would otherwise result in a loss to Employer's business or financial condition;

                           (5) Employee's failure or refusal to perform his duties under Article 1 of this Agreement;

                           (6)      Habitual abuse use of alcohol; or

                           (7) Employee's testing positive for the use of illegal drugs.

                  (c) "DISABILITY" shall mean any mental or physical illness, impairment or condition which, in the sole opinion of Employer: (i) inhibits or impedes Employee's ability to perform the services required under this Agreement, and (ii) continues for a period of not less than sixty (60) days.

         5.2 TERMINATION BY EITHER PARTY. Subject to the provisions of Section 5.3, Employer may at any time, for any reason, with or without Cause, terminate this Agreement and Employee's employment hereunder. After expiration of the Initial Term, Employee may terminate this Agreement and his employment hereunder without regard to any reason for such termination. Each of Employer's and Employee's option to terminate this Agreement pursuant to this Section 5.2 shall be exercised by delivery of a written notice to Employee or Employer, as applicable, specifying the effective date of such termination


Beard/Employment Agreement
which in no event shall be sooner than expiration of thirty (30) calendar days following delivery of such written notice, provided that the notice requirement can be waived if Employer pays Employee his Base Salary for the thirty (30) day notice period.

         5.3 EFFECT OF TERMINATION.

                  (a) TERMINATION BY EMPLOYER WITHOUT CAUSE. If Employer terminates this Agreement for any reason other than pursuant to the terms of Section 5.1 and such termination is not within one year of a Change in Control (as defined in Section 5.3(b) below), then Employer shall pay to Employee an amount equal to his total Base Salary for the remainder of the Employment Period, (2) continue Employee's participation in Employer's medical, health, and dental plans, as provided in Section 2.2(b) of this Agreement, for the remainder of the Employment Period, subject to COBRA required benefits thereafter, and (3) cause Employee to be fully vested in any stock options and stock grants held by Employee. Additionally, Employer may, in its sole and absolute discretion, make such payment in the manner and on the timetable specified in Section 2.1, or in one lump sum on the effective date of termination.

                  (b) TERMINATION BY EMPLOYER WITHOUT CAUSE AFTER CHANGE IN CONTROL. If Employer terminates this Agreement for any reason other than pursuant to the terms of
                           Section 5.1 and such termination occurs within one year of the occurrence of a Change in Control, then Employer shall: (1) pay to Employee an amount equal to 2.99 times (a) his annualized Base Salary in effect upon the occurrence of the Change in Control and 2.99 times (b) the greater of: (x) the bonus paid to Employee for the year preceding the year in which the Change in Control occurs or (y) a target bonus of $20,000, (2) continue Employee's participation in Employer's medical, health, and dental plans, as provided in Section 2.2(b) of this Agreement, for the remainder of the Employment Period, subject to COBRA required benefits thereafter, and (3) cause Employee to be fully vested in any stock options or stock grants held by Employee. Employer shall make such payments in one lump sum on the effective date of termination. A "CHANGE IN CONTROL" shall be deemed to have occurred at any time after the date of this Agreement that (i) any person (other than those persons who own more than 10% of the combined voting power of the Employer's outstanding voting securities on the date hereof) becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Employer's then outstanding voting securities, or (ii) individuals who at the beginning of any period of two consecutive fiscal years constitute the Employer's Board of Directors cease for any reason to constitute a majority of such Board of Directors at any time during such two-year period.

                  (c) TERMINATION BY EMPLOYEE WITH GOOD CAUSE AFTER CHANGE IN CONTROL. If Employer terminates this Agreement for Good Cause (defined below) and such termination occurs within one year of the occurrence of a Change in Control, then Company shall: (1) pay to Employee an amount equal to 2.99 times (a) his annualized Base Salary in effect upon the occurrence of the Change in Control and 2.99 times (b) the greater of: (x) the bonus paid to Employee for the year preceding


Beard/Employment Agreement
                           the year in which the Change in Control occurs or (y) a target bonus of $20,000, (2) continue Employee's participation in Employer's medical, health, and dental plans, as provided in Section 2.2(b) of this Agreement, for the remainder of the Employment Period, subject to COBRA required benefits thereafter, and (3) cause Employee to be fully vested in any stock options or stock grants held by Employee. "GOOD CAUSE" shall mean the occurrence of any of the following events:

                                    (i) the assignment by Employer to the
                           Employee of duties that are materially inconsistent with the Employee's position with Employer at the time of such assignment, or the removal by Employer from the Employee of a material portion of those duties usually appertaining to the Employee's position with Employer at the time of such removal;

                                    (ii) a material change by Employer, without
                           the Employee's prior written consent, in the Employee's responsibilities to Employer, as such responsibilities are ordinarily and customarily required from time to time of a senior officer of a corporation engaged in Employer's business;

                                    (iii) any removal of the Employee from, or
                           failure to reelect or to reappoint the Employee to, the position stated in Section 1.2;

                                    (iv) Company's direction that the Employee
                           discontinue service (or not seek reelection or reappointment) as a director, officer or member of any corporation or association of which the Employee is a director, officer, or member at the date of this
                           Agreement:

                                    (v) a reduction by Employer in the amount of
                           the Employee's salary in effect at the time of the occurrence of a Change in Control or the failure of Employer to pay such salary to the Employee at the time and in the manner specified in this Agreement;

                                    (vi) other than with respect to the annual
                           performance bonus specified in Section 2.2 or, as made with the Employee's prior written consent, the discontinuance (without comparable replacement) or material reduction by Employer of the Employee's participation in any bonus or other employee benefit arrangement (including, without limitation, any profit-sharing, thrift, life insurance, medical, dental, hospitalization, stock option or retirement plan or arrangement) in which the Employee is a participant under the terms of this Agreement, as in effect in the date hereof or as may be improved from time to time hereafter;

                                    (vii) the moving by Employer of the
                           Employee's principal office space, related facilities, or support personnel, from Employer's principal operating offices, or Employer's requiring the Employee to perform a majority of his duties outside Employer's principal operating offices for a period of more than 30 consecutive days;


Beard/Employment Agreement

                                    (viii) the relocation, without the
                           Employee's prior written consent, of Employer's principal executive offices to a location outside the county in which such offices are located at the time of the signing of this Agreement;

                                    (ix) in the event Employer requires the
                           Employee to reside at a location more than 25 miles from Employer's principal executive offices, except for occasional travel in connection with Employer business to an extent and in a manner which is substantially consistent with the Employee's current business travel obligations;

                                    (x) in the event the Employee consents to a
                           relocation of Employer's principal offices, the failure of Employer to (A) pay or reimburse the Employee on an after-tax basis for all reasonable moving expenses incurred by the Employee in connection with such relocation or (B) indemnify the Employee on an after-tax basis against any loss realized by the Employee on the sale of his principal residence in connection with such relocation;

                                    (xi) the failure of Employer to continue to
                           provide the Employee with office space, related facilities and support personnel (including, without limitation, administrative and secretarial assistance) that are commensurate with the Employee's responsibilities to and position with Employer, and no less than those prior to this Agreement;

                                    (xii) the failure by Employer to promptly
                           reimburse the Employee for the reasonable business expenses incurred by the Employee in the performance of his duties for Employer, in accordance with this Agreement.

                  (d) Subject to the provisions of Sections 4.5, 5.1 or 5.3, upon termination of this Agreement and Employee's employment hereunder by either Employer or Employee, Employee shall have no right to receive any compensation or benefits for any period subsequent to the effective date of such termination, or for any period prior to such date which have not been earned or vested as of such date except as may be provided for in any employee benefit plan relating to such benefits, including the Employer's 1996 Key Employee Stock Plan and the Employer's 1997 Long-Term Incentive Plan.

                  (e) Employer's right of termination shall be in addition to and shall not affect Employer's rights and remedies under Articles 3 and 4, and Section 6.1 of this Agreement, and such rights and remedies shall survive termination of Employee's employment hereunder.

                  (f) For the purposes of this Agreement, Employee's years of service shall include service with the Employer, service with any predecessor entity in which all or part of Employer's business was conduced, and service with any Affiliate, as defined in Section 1.3.

         5.4 YEARS OF SERVICE. For purposes of this Article 5, any reference to Employee's year(s) of service shall include (i) service with the Employer, (ii) service with any Affiliate of Employer, and (iii) service with any predecessor entity of Employer whether by merger, acquisition or operation of law.


Beard/Employment Agreement

         5.5 RESIGNATION FROM OFFICES. Any provision of this Agreement to the contrary notwithstanding, Employee shall immediately resign from any offices held with Employer or its Affiliates upon written request by the Employer. Any resignation made pursuant to a written request by Employer under this Section
5.5 shall not affect Employee's rights under this Agreement for any compensation or payment.

         5.6 RELEASE OF FOREIGN RIGHTS. If, during the course of Employee's employment with Employer or its Affiliates, Employee may acquire any compensation, retirement, severance or other similar rights or benefits under the laws of a country other than the United States of America, ("Extraterritorial Rights") then the compensation and benefits of this Agreement shall supersede and replace such Extraterritorial Rights to the extent permitted by law. Furthermore, to the extent the Extraterritorial Rights may not be superseded under the applicable law, any payments or benefits under applicable law, any payments or benefits under this Agreement shall be reduced on a dollar for dollar basis for any amounts paid Employee for any Extraterritorial Rights. By entering into this Agreement Employee expressly acknowledges:

                  (a) Employee's domicile is the United States of America;

                  (b) Employee acknowledges that regardless of any services rendered in a jurisdiction outside the State of Texas the employment relationship with Employer and its Affiliates is to be governed solely by reference to the internal laws of the State of Texas, but not its law of conflicts;

                  (c) Employee expressly waives and releases any rights under the laws of any country other than the United States of America for any Extraterritorial Rights as heretofore defined; and

                  (d) Employee expressly acknowledges and agrees that the payments and benefits under this Agreement have been bargained for in lieu of any Extraterritorial Rights.

                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 INJUNCTIVE RELIEF. Because of the unique nature of the Confidential Information, Employee acknowledges, understands and agrees that Employer will suffer immediate and irreparable harm if Employee fails to comply with any of his obligations under Articles 3 or 4 of this Agreement, and that monetary damages will be inadequate to compensate Employer for such breach. Accordingly, Employee agrees that Employer shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief to enforce the terms of Articles 3 and 4 without the necessity of proving inadequacy of legal remedies or irreparable harm.

         6.2 ACTION BY AND CONSENT OF EMPLOYER. All rights and remedies of Employer hereunder shall be exercised by management authorized by Employer's Board of Directors.

         6.3 NOTICES. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service,


Beard/Employment Agreement
addressed to the parties hereto at the principal offices of Employer at the address indicated beneath its signature on the execution page of this Agreement, and also to Employee at his home address indicated beneath his signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

         6.4 AMENDMENT AND WAIVER. This Agreement may be amended, modified or superseded only by written instrument executed by all parties hereto. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by the party waiving compliance. Any waiver granted by Employer shall be effective only if executed and delivered by a duly authorized executive officer of Employer other than Employee. The failure of any party at any time or times to require performance of any provisions hereof, shall in no manner affect the right to enforce the same. No waiver by any party of any condition or provision, or the breach of any term, provision, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

         6.5 SUCCESSORS AND ASSIGNS. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall bind, be enforceable by, and inure to the benefit of, the parties hereto, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party; provided, however, that this Agreement and all of Employer's rights and obligations hereunder may be assigned or delegated by it, in whole, but not in part, to, and shall be binding upon and inure to the benefit of, any of its successors or assigns, but such assignment or delegation by Employer shall not relieve it of any of its obligations hereunder.

         6.6 DEFINITIONS, GENDER AND CERTAIN REFERENCES. As used in this Agreement, each parenthetically or quoted capitalized term in the introduction, recitals and other Sections of this Agreement shall have the meaning so ascribed to it. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular Section.

         6.7 GOVERNING LAW AND SEVERABILITY. This Agreement has been executed and is performable in Montgomery County, Texas. The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas, except to the extent that the General Corporation Law of the State of Delaware or federal law is explicitly made applicable by Section 1.5. Each party hereto hereby acknowledges and agrees that it has had the opportunity to consult with its own legal counsel in connection with the negotiation of this Agreement, and that it has bargaining power equal to that of the other party hereto in connection with the negotiation, execution and


Beard/Employment Agreement
delivery of this Agreement. Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the drafter shall have no application in the construction or interpretation of this Agreement. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

         6.8 EXPENSES. Each party hereto shall pay all of its respective fees and expenses of attorneys, accountants and other persons employed by it in connection with the resolution of any dispute between the parties hereto arising out of or relating to this Agreement.

         6.9 ENTIRE AGREEMENT. No agreements or representations, oral or otherwise, express or implied, have been made by any party hereto with respect to the subject matter hereof that are not set forth expressly in this Agreement. This Agreement supersedes and cancels any prior agreement, arrangement or understanding entered into between Employer and Employee relating to the subject matter hereof.

         6.10 COUNTERPARTS. The parties may execute this Agreement in any number of counterparts, each of which is an original, but all of which together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.




                                  EMPLOYER:

                                  DAILEY INTERNATIONAL INC.

                                  By:        /s/ JAMES F. FARR
                                             -----------------------------------
                                  Name:          James F. Farr
                                             -----------------------------------
                                  Title:         President
                                             -----------------------------------

                                  Address:        One Lawrence Center
                                                  P. O. Box 1863
                                                  2507 North Frazier
                                                  Conroe, Texas  77305



                                  EMPLOYEE:
                                             /s/ JOHN BEARD
                                  ---------------------------------------------
                                  John Beard

                                    Address:

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------



Beard/Employment Agreement
Page 15

                             EMPLOYER ACKNOWLEDGMENT


STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF MONTGOMERY                ss.

         Before me, the undersigned authority, on this date personally appeared __________________, ____________, of Dailey International Inc., a Delaware
corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal this _____ day of _______________, 1998.

                                        ----------------------------
                                        Notary Public in and for
                                        The State of Texas

                                        My Commission Expires:
                                                               ------------

                             EMPLOYEE ACKNOWLEDGMENT

STATE OF TEXAS                      ss.
                                    ss.
COUNTY OF MONTGOMERY                ss.

         Before me, the undersigned authority, on this date personally appeared _________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal this ___ day of ____________, 1998.

                                        -------------------------------
                                        Notary Public in and for
                                        The State of Texas

                                        My Commission Expires:
                                                               ------------




Beard/Employment Agreement

                                FIRST AMENDMENT
                                     TO THE
                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                           DAILEY INTERNATIONAL INC.
                                      AND
                                   JOHN BEARD



         THIS AGREEMENT entered into this 18th day of February, 1999, by and between Dailey International Inc., a Delaware Corporation ("Company"), and John Beard ("Employee"), but to be effective as of February 1, 1999.

         WHEREAS, Company and Employee are parties to that certain Employment Agreement dated July 1, 1998.

         WHEREAS, the parties desire to amend the terms of the Agreement as set forth herein;

         NOW THEREFORE, Company and Employee, in consideration of the premises and mutual agreements herein contained, do hereby agree as follows;


         1.      The first sentence of Section 1.2 is amended as follows:

                 "PRINCIPAL DUTIES. Employee's employment hereunder shall be in the capacity of Interim Chief Financial Officer.


         2.      The first sentence of Section 2.1 is amended as follows:

                 "BASE COMPENSATION. As the principal consideration for the services to be performed by Employee hereunder during the Employment Period, Employee shall be entitled to receive as base compensation from Employer a salary of not less than Eleven Thousand Six Hundred Sixty-Six and 67/100 Dollars ($11,666.67) per month (the "Base Salary"), which shall be prorated for any partial employment period and payable in the manner and on the timetable in which Employer's payroll is customarily handled, or at such more frequent intervals as Employers and Employee may hereafter agree to from time to time.

         3. Section 5.3(a) shall be deleted and replaced in its entirety by the following subsection (a):

                 "(A)     TERMINATION BY EMPLOYER WITHOUT CAUSE.  If Employer
terminates this Agreement for any reason other than pursuant to the terms of
Section 5.1 and such termination is not within one year of a change of control (as defined in Section 5.3(b) below), then Employer shall:

         (1) pay to Employee an amount equal to his total Base Salary for the greater of (i) the remainder of the Employment Period; or
                 (ii) twelve (12) months;

         (2) continue Employee's participation in Employer's medical, health and dental plans, as provided in Section 2.2(b) of this Agreement, for the greater of (i) the remainder of the Employment Period; or (ii) twelve (12) months, subject to COBRA required benefits thereafter; and

         (3) cause Employee to be fully vested in any stock options and stock grants held by Employer. Additionally, Employer may, in its sole and absolute discretion, make such payment in the manner and/or the timetable specified in Section 2.1 or in one lump sum on the effective date of termination."

         4. Employee and Company agree, ratify and confirm that the Agreement, as amended hereby, remains in full force and effect, and constitutes a valid, binding and enforceable agreement in all respects.

         5. This First Amendment shall be effective the date first above written. To the extent that the terms of this First Amendment conflict with terms of the Agreement, the terms of the First Amendment shall control.

         IN WITNESS HEREOF, the parties have executed this Agreement through their duly authorized officers as of the date set forth on the first page hereof.

                                        COMPANY:

                                        DAILEY INTERNATIONAL INC.

                                        By:       /s/ AL KITE
                                           ------------------------------------
                                        Name:         Al Kite
                                        Title:        President and CEO
                                        Address:      One Lawrence Center
                                                      2507 North Frazier
                                                      P.O. Box 1863
                                                      Conroe, Texas  77305

                                        EMPLOYEE:

                                              /s/ JOHN BEARD
                                        ---------------------------------------
                                        Name:     John Beard
                                                 -----------------------------
                                        Address:
                                                 ------------------------------



                             COMPANY ACKNOWLEDGMENT
                             ----------------------

STATE OF TEXAS            )
                          )
COUNTY OF MONTGOMERY      )

         Before me, the undersigned authority, on this date personally appeared Al Kite, President and CEO, of Dailey International Inc., a Delaware Corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

         Given under my hand and seal this ____ day of February, 1999.


                                        ---------------------------------------
                                        Notary Public in and for
                                        The State of Texas

                            EMPLOYEE ACKNOWLEDGMENT
                            ------------------------

STATE OF TEXAS            )
                          )
COUNTY OF MONTGOMERY      )

         BEFORE ME, THE UNDERSIGNED AUTHORITY, ON THIS DATE PERSONALLY APPEARED JOHN BEARD, KNOWN TO ME TO BE THE PERSON WHOSE NAME IS SUBSCRIBED TO THE FOREGOING INSTRUMENT, AND ACKNOWLEDGED TO ME THAT HE EXECUTED THE SAME FOR THE PURPOSES AND CONSIDERATION THEREIN EXPRESSED.

         GIVEN UNDER MY HAND AND SEAL THIS ______ DAY OF FEBRUARY, 1999.


                                        ____________________________________
                                        NOTARY PUBLIC IN AND FOR
                                        THE STATE OF TEXAS